EXHIBIT 5




                                January 15, 1996


Tidewater Inc.
1440 Canal Street
New Orleans, Louisiana 70112

Dear Sirs:

     We have acted as counsel to Tidewater Inc., a Delaware corporation (the "Company") in connection with the Company's registration statement on Form S-4 (the "Registration Statement") with respect to up to 9,997,649 shares of the Company's Common Stock, $.10 par value per share (the "Shares") which the Company proposes to issue to shareholders of Hornbeck Offshore Services, Inc. in accordance with the Agreement and Plan of Merger (the "Plan") described in the Registration Statement.

     For purposes of the opinions expressed below, we have examined the Registration Statement, the Plan, the Certificate of Incorporation, as amended, and By-Laws, as amended, of the Company, resolutions adopted by the Board of Directors of the Company and such other documents and sources of law as we considered necessary.

     Based upon the foregoing, we are of the opinion that the proposed issuance of the Shares has been duly authorized by all necessary corporate action, and the Shares will, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption "Legal Matters" as counsel for the Company and under the caption "The Merger - Certain Federal Income Tax Consequences". In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission.

                                       Very truly yours,

                                  /s/  JONES, WALKER, WAECHTER,
                                       POITEVENT, CARRERE & DENEGRE, L.L.P.

                                       JONES, WALKER, WAECHTER,
                                       POITEVENT, CARRERE & DENEGRE, L.L.P.